UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2010, Blackwater Georgia L.L.C. (“BWGA”), a wholly-owned subsidiary of Blackwater Midstream Corp. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) to purchase a one hundred sixty thousand (160,000) barrel storage terminal located in Brunswick, Georgia and other improvements thereon, as well as certain licenses and permits to operate such facility (collectively, the “Storage Terminal”.)  The Storage Terminal is being purchased by BWGA “as-is”.

The purchase price for the Storage Terminal is One Million Eight Hundred Thousand and No/100 Dollars $1,800,000 (the “Purchase Price”), subject to both parties transaction-related expenses.  BWGA initially paid Seventy-Five Thousand and No-100 Dollars ($75,000) (the “Deposit”) to the seller on January 29, 2010 which constitutes a non-refundable payment towards the Purchase Price.  In the event that the Storage Terminal purchase contemplated in the Purchase Agreement fails to close for any reason, the seller will retain the Deposit as a break-up fee.  The balance of the Purchase Price is due on the closing date (the “Closing Date”), to occur before May 31, 2010.

The seller agrees to use its reasonable efforts to assist the Company and BWGA in obtaining a new lease agreement with Georgia Ports Authority (the “Lease Agreement”) in BWGA’s name before the expiry of the Lease Agreement on September 4, 2012.  If the Company and BWGA are unable to enter into a new Lease Agreement, or otherwise extend the term of the Lease Agreement, prior to the expiration thereof, BWGA will receive, within thirty (30) days of the expiry of the Lease Agreement, the sum of Five Hundred Thousand and No/100 Dollars ($500,000) in immediately available funds as a reduction in the Purchase Price.

Pursuant to the Purchase Agreement, the parties agreed to indemnify the other for certain losses and the parties released one another from other liabilities.  Certain conditions specified in the Purchase Agreement must be met prior to closing.  If the closing does not take place by May 31, 2010, any party not in breach of the Purchase Agreement may terminate the Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement dated April 1, 2010 .
99.1	Press Release dated April 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2010

BLACKWATER MIDSTREAM CORP. a Nevada corporation

By:	/s/ Donald St. Pierre
Donald St. Pierre
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement dated April 1, 2010.
99.1	Press Release dated April 1, 2010